                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                               ELECTROPURE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                ELECTROPURE, INC.
                            23456 South Pointe Drive
                         Laguna Hills, California 92653
                            Telephone: (949) 770-9347

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                            To be held June 26, 1999

TO THE SHAREHOLDERS:

        The Annual Meeting of the Shareholders of ELECTROPURE, INC. will be held at the corporate offices at 23456 South Pointe Drive, Laguna Hills, California 92653, on Saturday, June 26, 1999 at 10:00 a.m. Pacific Daylight Time, for the following purposes:

        (1) To elect five members to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualify. The Board of Directors has nominated the following individuals:

                                William F. Farnam
                                Randall P. Frank
                              Randolph S. Heidmann
                                Arthur Lipper III
                                Floyd H. Panning

        (2)  To consider a proposal to adopt the Company's 1999 Stock Option
             Plan.

        (3)  To consider a proposal to approve an Agreement with Harry O'Hare.

        (4) To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 26, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

All shareholders are invited to attend the Annual Meeting in person.


                                              By Order of the Board of Directors


                                              /s/ CATHERINE PATTERSON
                                              ----------------------------------
                                              Catherine Patterson
                                              Secretary


Laguna Hills, California
June 2, 1999


 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND RETURN
                    THE ENCLOSED PROXY AS SOON AS POSSIBLE.

                                ELECTROPURE, INC.

                         -------------------------------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

        The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company and in connection with the Annual Shareholders' Meeting to be held June 26, 1999 at the corporate offices at 23456 South Pointe Drive, Laguna Hills, California 92653, at 10:00 a.m., Pacific Daylight Time.

        Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposals therein.

        The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation of material to beneficial owners of stock. In addition to use of the mails: directors, officers, regular employees and certain shareholders of the Company may solicit proxies personally, by telephone, by fax or by e-mail.

        The Company's executive offices are located at 23456 South Pointe Drive, Laguna Hills, California 92653, telephone number (949) 770-9347. It is expected that this Proxy Statement and accompanying Proxy will first be mailed to shareholders on or about June 8, 1999.

YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                           SHAREHOLDERS' VOTING RIGHTS

        Only holders of record of the Company's Common Stock, $0.01 par value; the Company's Class B Common Stock, $0.01 par value; the Company's Convertible Preferred Stock, $0.01 par value; and the Company's Class B Preferred Stock, $1.00 par value, at the close of business on May 26, 1999, will be entitled to notice of and to vote at the Annual Meeting. On such date, there were outstanding 8,838,925 shares of Common Stock; 83,983 shares of Class B Common Stock; and 2,600,000 shares of Convertible Preferred Stock; and 1,000,000 shares of Class B Preferred Stock, the only classes of stock issued by the Company. Each share of Common Stock and Convertible Preferred Stock entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting, each share of Class B Common Stock entitles the holder thereof to eight votes upon each matter to be voted upon at the Annual Meeting, and each share of Class B Convertible Preferred Stock entitles the holder thereof to four votes per share upon each matter to be voted upon at the Annual Meeting. For all matters the Common Stock, the Class B Common Stock, the Convertible Preferred Stock and the Class B Preferred Stock vote as one class.

        Under California law, if, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then for the election of directors, each shareholder may cumulate his votes for any nominee if the nominee's name was placed in nomination prior to he voting. In cumulative voting, each shareholder is entitled to one vote for each share held by him multiplied by the number of directors to be elected, and he may cast all of such votes for a single nominee or may distribute them among any two or more nominees as he sees fit.

        With respect to election of directors, assuming a quorum is present, the five candidates receiving the highest number of votes are elected.

        To approve the adoption of 1999 Stock Option Plan and the Agreement with Harry O'Hare, assuming a quorum is present, the affirmative vote of a majority of the shareholders represented and voting at the meeting is required, provided that the shares voting affirmatively also must constitute a majority of the required quorum and provided that to approve the Agreement with Mr. O'Hare, the shares owned by Mr. O'Hare will be disregarded. A quorum is the presence in person or by proxy of shares representing a majority of the outstanding shares of Common Stock.

        Under California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by broker or nominee which are represented at the Annual Meeting, but for which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to approve the 1999 Stock Option Plan or the Agreement with Mr. O'Hare will have no effect on the vote for such proposals except to the extent the number of abstentions causes the number of shares voted in favor of the proposal not to equal or exceed a majority of the quorum required for the Annual Meeting.

        Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth information as of May 26, 1999 with respect to the Common Stock, the Class B Common Stock, the Convertible Preferred Stock and the Class B Preferred Stock ownership by the only persons known by the Company to own beneficially 5% or more of its Common Stock, Class B Common Stock, Convertible Preferred Stock and Class B Preferred Stock, and by all current directors, nominees for directors and executive officers.


                              COMMON               CLASS B                SERIES B              CONVERTIBLE              PERCENT
                              STOCK      PERCENT   COMMON     PERCENT     PREFERRED   PERCENT    PREFERRED   PERCENT    OF VOTING
      NAME                    (1)(2)     OF CLASS   STOCK     OF CLASS     STOCK(3)   OF CLASS    STOCK(4)   OF CLASS   POWER(5)
      ----                  ---------    --------  -------    --------    ---------   --------  -----------  --------   ---------
William F. Farnam             116,918       1.0%      -          -            -           -          -          -            *

Anthony M. Frank            2,479,742      20.3%      -          -        1,000,000      100%        -          -          33.3%
320 Meadowood Court
Pleasant Hill, CA 94523

Randall P. Frank              403,898       3.3%      -          -            -           -          -          -           2.1%

Randolph S. Heidmann           20,000         *       -          -            -           -          -          -            *

Arthur Lipper III                -            -       -          -            -           -          -          -            -

Harry M. O'Hare, Sr.            2,500         *    83,983      100%           -           -       931,629     35.8%         8.3%
2035 Huntington Dr., #1
S. Pasadena, CA 91030

Floyd H. Panning              826,792       6.8%      -          -            -           -         7,500       *           4.3%
23456 South Pointe Drive
Laguna Hills, CA 92653

Catherine Patterson           210,112       1.7%      -          -            -           -         2,906       *           1.1%


Clifford D. Wyatt              10,000         *       -          -            -           -           -         -            *

Wyatt Technology Corp.      1,950,000      16.0%      -          -            -           -           -         -          10.0%
30 S. La Patera Ln.,
Ste. B-7
Santa Barbara, CA 93117

All officers, and           1,587,720      13.0%      -          -            -           -        10,406       *           8.2%
directors and
nominees as a
group (6 persons)
----------------------------------------------------------------------------------------------------------------------------------

*   Less than 1%

**  Includes address of five percent or more shareholders of any class.

(1) Excludes shares of Common Stock issuable upon conversion of Class B Common Stock, which carry eight (8) votes per share. If such shares of Common Stock were included, Mr. O'Hare and all officers and directors, as a group would own 86,483 shares (1.0%) and 1,587,720 shares (12.9%) of Common Stock, respectively.

(2) Includes currently exercisable warrants or options or warrants and options exercisable within sixty days of May 26, 1999 to purchase an aggregate of 3,349,834 shares of Common Stock.

(3) The Series B Convertible Preferred Stock is convertible into Common Stock, on a share-for-share basis, at the option of the holder or automatically if
     (a) the Company shall make a public offering of its securities, or (2) if the Company's securities are listed on NASDAQ or a national securities exchange market system.

(4) The Convertible Preferred Stock was convertible into Common Stock only if certain earnings or market prices of the Common Stock were achieved prior to October 31, 1990. Such earnings and market prices were not achieved and commencing January 31, 1991, the Company was required to redeem such shares at $0.01 per share. The Company intends to redeem the Convertible Preferred Stock during fiscal 1999.

(5) Reflects the voting rights of the Common Stock and Convertible Preferred Stock, each of which carries one (1) vote per share; the Class B Common Stock, which carries eight (8) votes per share; and the Series B Convertible Preferred Stock, which carries four (4) votes per share.

                              ELECTION OF DIRECTORS

        Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and shall qualify. The Board of Directors nominees are the five individuals named below, all of whom currently serve on the Board of Directors except for Mr. Lipper. It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all the nominees named in the table below. Although the Board of Directors does not anticipate that any nominees will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

The following table sets forth information with respect to nominees:

        William F. Farnam                                  Director
        Randall P. Frank                                   Director
        Randolph S. Heidmann                               Director
        Arthur Lipper, II                                  Nominee
        Floyd H. Panning                                   Director

        WILLIAM F. FARNAM, 78, was named to the Board of Directors on August 5, 1997. Mr. Farnam spent 1967 through 1968 as General Manager on construction of The Forum (Los Angeles) for sports entrepreneur Jack Kent Cooke. He served the City of Inglewood, California for 20 (cumulative) years, as Public Works Director and City Engineer and went on to become the Assistant City Manager there from 1980 to 1982. Between 1983 and 1984, he served as Project Engineer for the Park Place Associates Poker Casino in Southern California. He provided engineering consulting services for various municipalities from 1985 through 1990 when he retired. Mr. Farnam is a Registered Professional Civil Engineer in the State of California and received a Bachelor of Science Degree in Electrical Engineering from the University of Southern California and is a Management Studies Graduate from the University of California, Los Angeles.

        RANDALL P. FRANK, 36, joined the Board of Directors on October 25, 1997. Mr. Frank, is the son of Anthony M. Frank, who is the former Postmaster General of the United States and is a substantial shareholder in the Company. Between 1992 and 1995, he worked in sales and marketing for Sonnet Systems, a Northern California firm which offers computerized currency exchange services. Randall Frank has been engaged since 1995 as an insurance underwriter with Five Star Managers, LLC in San Francisco, California, an insurance firm whose primary business is underwriting trustees for union and corporate employee benefit plans. Mr. Frank received a B.A. degree from the University of California, Berkeley and a Masters degree in International Management from the American Graduate School of International Management ("Thunderbird").

        RANDOLPH S. HEIDMANN, 48, was employed by the Company between September, 1990 and November, 1991 as an electronics instrumentation design engineer to continue development work on innovative electronic components which the Company planned to engineer into its product line. He was named to the Company's Board of Directors in September, 1991. Prior to joining the Company, he spent nine years with Teledyne Electronics where he was responsible for data acquisition subsystems design for telemetry products. He has participated in the development of a variety of consumer electronics products and custom production test equipment. Since 1991, Mr. Heidmann has served as an electrical engineer for Photonic Detectors, Inc. in Simi Valley, California. He holds a B.S. degree in Physics from the University of California, Davis.

        ARTHUR LIPPER, III, 67 , has for over the last five years been Chairman of the Board of British Far East Holdings Ltd. and President of Communications Management Associates, both of which provide and arrange financing and offer financial and management advisory services. Mr. Lipper has published articles in financial and investment related periodicals. He has also provided consulting services to the Company.

        FLOYD H. PANNING,, 70, joined the Board of Directors and was engaged by the Company as President and Chief Executive Officer in August, 1997. Mr. Panning came out of retirement in April, 1992 to establish EDI Components, which entered into a license relationship with the Company to manufacture and market the EDI technology. He has been the president of EDI Components since 1992. Prior to forming EDI Components, Mr. Panning had founded two million-dollar businesses which were sold in 1982. In 1972, he founded Formatron, Inc., a manufacturer of rotational molded plastic products such as plating and chemical storage tanks, and many other polyethylene and polypropylene containers. In 1963, he acquired Mills Engineering Co., a manufacturer of high quality aluminum products. As owner/operator he expanded the firm from a limited local sales organization by establishing major national and international accounts with Fortune 100 companies and major municipalities.

Information Concerning the Board of Directors and Certain Committees Thereof

        The Board of Directors has no audit committee or compensation committee.

        The Board of Directors held a total of four meetings during the fiscal year ended October 31, 1998. Each Director attended more than 75% of the aggregate number of meetings of the Board and the committees on which he or she served.

                                  REMUNERATION

        The Company had no executive officer whose annual compensation was more than $100,000 per year for the fiscal years ended October 31, 1998 and 1997. Floyd Panning, who joined the Company as Chief Executive Officer in August, 1997, is being compensated at the rate set forth in his Employment Agreement with the Company. The Company has no stock option or other forms of compensation plans.

        The following table sets forth summary information regarding compensation paid by the Company for the years ended October 31, 1998 and 1997 to the chief executive officer of the Company.

                                                                  OTHER ANNUAL         AWARDS
              NAME AND                                            COMPENSATION       -----------
              PRINCIPAL POSITION         YEAR     SALARY ($)        ($)(1)            OPTIONS (#)
              ------------------         ----     ----------     ------------        -----------
              FLOYD H. PANNING
              President and              1998       87,346              -             250,000(2)
              Chief Executive Officer    1997       12,000              -             125,000(3)

--------------------
(1) The aggregate value of personal benefits for 1998 was less than 10 percent of the executive officer's salary and bonus or $50,000, whichever is less.

(2) In March, 1998, the Company granted Mr. Panning 250,000 options to purchase Common Stock at an exercise price of $1.125 per share. The options, which expire in March, 2008, vest in increments of 50,000 over a five-year period commencing on the grant date.

(3)  See "Remuneration - Employment Agreement."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company does not have a compensation committee or other committees of the Board of Directors performing similar functions. Compensation of executive officers is determined by the Board of Directors. The Board of Directors negotiated Mr. Floyd Panning's Employment Agreement, whereby he became President and Chief Executive Officer of the Company, in connection with the License Termination Agreement with EDI Components and Mr. Panning assuming such positions with the Company.

EMPLOYMENT AGREEMENT

        On August 14, 1997, the Company entered into a five-year Employment Agreement (effective August 5, 1997) with Floyd Panning whereby he became the Company's President and Chief Executive Officer. Mr. Panning has the unilateral option to extend such employment for a period of two (2) years. The Employment Agreement provides Mr. Panning with five weeks' vacation, the use of a Company car and cellular telephone and participation in any benefit programs offered by the Company (none at this time). Pursuant to the terms of the Employment Agreement, Mr. Panning was granted 125,000 warrants to purchase Common Stock at $0.28125 per share. Such warrants are exercisable in increments of 25,000 annually commencing with the date of the Employment Agreement. The Employment Agreement also provides for the following:

        (a) A base monthly salary of $6,500 increasing to $8,000 per month once the Company has realized a minimum of $1 million in financing. Each year thereafter, the base salary shall automatically increase by an amount equal to five (5%) percent. Mr. Panning's base salary increased to $8,000 per month effective in April, 1998 pursuant to meeting the minimum financing requirement.

        (b) Upon realizing the above minimum financing, the Company has agreed to reimburse Mr. Panning for certain wages deferred while he was employed at EDI Components (a total of $63,700 was deferred). A $25,000 promissory note issued by Mr. Panning, in consideration for his exercise of 50,000 warrants to purchase Common Stock at $0.50 per share, will be satisfied (including accrued interest) with such deferred wages, net of normal Federal, state and local income and payroll taxes. Mr. Panning agreed to waive any remaining balance of deferred wages after payment of such promissory note.

        (c) Mr. Panning has the right to nominate, subject to shareholder approval, one person to the Company's Board of Directors during the term of his employment. In the meantime, Mr. Panning has been named to the Company's Board of Directors as his nominee.

        (d) Mr. Panning may, without cause, terminate his employment and retain the right to the following percentage of his base monthly salary:


               YEAR OF                           PERCENT
             TERMINATION                        OF SALARY
             -----------                        ---------
                 1                                  60%
                 2                                  70%
                 3                                  80%
                 4                                  90%
                 5                                 100%
                 6                                   0%
                 7                                   0%

        (e) Any termination of employment by the Company shall immediately vest all 125,000 warrants granted to Mr. Panning under the employment agreement. In addition, termination by the Company of Mr. Panning's employment without cause, shall automatically accelerate the issuance of any additional shares due EDI's investors under their License Termination Agreement with the Company at the then fair market value; provided, however, Mr. Panning's successor has not been approved by simple majority vote of such EDI Components' investors (excluding Mr. Panning).

COMPENSATION OF DIRECTORS

        In August, 1997, the Company authorized an annual issuance of 10,000 ten-year warrants to purchase Common Stock to each Director for service to the Company at a 25% discount to the fair market value of the Common Stock as of the date of grant. In August, 1997, 10,000 warrants to purchase Common Stock were issued to each of the then five (5) Directors of the Company (including Mr. Floyd Panning, who joined the Board in August) at an exercise price of $0.375 per share. An additional 10,000 ten-year warrants were issued, at an exercise price of $0.68 per share, to Randall P. Frank, who joined the Board of Directors in October, 1997.

        In August, 1998, pursuant to the above resolution, the Company issued 10,000 ten-year warrants to purchase Common Stock to each of the Company's five Directors at an exercise price of $1.375 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

        As of the date of this report, all directors, officers and beneficial owners of more than 10 percent of any class of equity securities of the Company have filed all reports required by Section 16(a) of the Securities Exchange Act of 1934. The following table provides information regarding any of such reports which were filed on a delinquent basis:

        NAME OF                            TYPE OF                  NO. OF TRANSACTIONS
        REPORTING PERSON               REPORT FILED LATE               REPORTED LATE
        ----------------         --------------------------------   -------------------
        Anthony M. Frank         Form 4 - Statement of Changes in            1
                                          Beneficial Ownership

        Randall P. Frank         Form 4 - Statement of Changes in            2
                                          Beneficial Ownership

        Randolph S. Heidmann     Form 4 - Statement of Changes in            1
                                          Beneficial Ownership

        Floyd H. Panning         Form 4 - Statement of Changes in            2
                                          Beneficial Ownership

        Catherine Patterson      Form 4 - Statement of Changes in            1
                                          Beneficial Ownership

        Clifford D. Wyatt(1)     Form 3 - Initial Statement of               1
                                          Beneficial Ownership

--------------------
(1) Clifford D. Wyatt resigned from the Company's Board of Directors on April 14, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MR. WILLIAM FARNAM

        On October 1, 1997, Mr. Farnam exercised 44,000 warrants to purchase Common Stock at $0.50 per share. Such warrants, which were scheduled to expire at 5:00 P.M. on October 1, 1997, had been assigned to Mr. Farnam by various investors of EDI Components.

        On October 8, 1998, Mr. Farnam exercised 1,250 and 1,668 warrants to purchase Common Stock which had been assigned to him by the original holder of such warrants on October 2, 1998. Pursuant to a private placement offering authorized by the Company in September, 1998, the original exercise price of such warrants ($9.00 and $15.00, respectively) had been reduced to $1.00 per share.

MR. ANTHONY FRANK

        In February, 1996, Mr. Frank loaned EDI Components $500,000 and received, as partial consideration therefor, a security interest in the Company's patents and 300,000 warrants to purchase the Company's Common Stock at $2.25. Such warrants are exercisable until February, 2001. Mr. Frank had the right and elected on June 2, 1997 to convert such loan, plus $38,056 in accrued but unpaid interest, into the Common Stock at a 25% discount to Fair Market Value (as defined) for the thirty consecutive trading days prior to conversion. Such conversion resulted in the issuance of 1,717,484 shares of the Common Stock, 319,202 of which shares were sold by Mr. Frank to Floyd Panning, President of EDI Components, at his cost of $100,000. An additional 319,202 of such shares were sold by Mr. Frank to his son, Randall Frank, a Director of the Company, at cost.

        Between December, 1996 and April, 1997, Mr. Frank loaned EDI Components an additional $150,000 at 10% interest. Mr. Frank had the right to convert said loans into common stock of the Company and in August, 1997 converted such loans, plus $7,110 in accrued interest, into 418,960 shares of the Company's Common Stock at the rate of $0.375 per share. On October 7, 1997, Mr. Frank sold, at his cost, 200,000 of such shares to his adult daughter, Tracy F. Frank (100,000 shares), and to Ronald J. O'Hare (50,000 shares) and Catherine Patterson (50,000 shares). Ronald J. O'Hare is currently employed by the Company and formerly served as a Director until August 14, 1997. Ms. Patterson currently serves as Corporate Secretary and Chief Financial Officer of the Company.

        On August 14, 1997, Mr. Frank received 25,000 shares of Common Stock, valued at $2.00 per share, as part of an initial issuance of shares to the investors of EDI Components in accordance with the terms of the License Termination Agreement entered into between Electropure and that company.

        On October 1, 1997, Mr. Frank assigned, at no cost, warrants to purchase 4,000 shares of the Company's Common Stock at $0.50 per share to Mr. William Farnam, a Director of the Company, who subsequently exercised same. Such warrants were scheduled to expire at 5:00 P.M. on October 1, 1997.

        On January 26, 1998, Mr. Frank loaned the Company, at 10% annual interest, the sum of $200,000 and on January 29, 1998, he converted such loan into 206,186 shares of the Company's Common Stock at $0.97 per share. Conversion of such debt to equity resulted in an expense to the Company as of October 31, 1998 in the sum of $7,217. On February 4, 1998, Mr. Frank loaned the Company an additional $200,000 under a two-year note which also carried the right to convert the principal and interest accrued thereon into Common Stock at a 25% discount to the fair market value. On March 25, 1998, Mr. Frank converted the additional $200,000 loan, together with $2,630 in accrued interest, into 136,473 shares of Common Stock. Under the loan agreements with Mr. Frank, fair market value is determined as the mean of the bid and asked prices of the Common Stock for the thirty (30) consecutive trading days prior to the conversion date.

        On January 15, 1999, Mr. Frank purchased 1,000,000 shares of the Company's Series B Preferred Stock, $1 par value, and paid therefor the sum of $1 million. Each share of Series B Preferred Stock carries four (4) votes per share and is convertible into Common Stock, on a share-for-share basis, at any time at Mr. Frank's option. Such Series B Preferred Stock is also automatically convertible, however, if either of the following events occur:

        (1) Electropure shall make a public offering of any of its securities under the terms of an Underwriting Agreement with a securities dealer or underwriter; or

        (2) Electropure's securities shall be admitted for listing on a national securities exchange market system or the NASDAQ System where its Common Stock may then be traded.

MR. RANDALL FRANK

        On August 14, 1997, Mr. Frank received 25,000 shares of Common Stock, valued at $2.00 per share, as part of an initial issuance of shares to the investors of EDI Components in accordance with the terms of the License Termination Agreement entered into between Electropure and that company.

        On September 21, 1998, Mr. Frank exercised 1,250 and 1,112 warrants to purchase Common Stock at $1.00 per share pursuant to the Company's private placement offering to temporarily reduce the exercise price (originally $9.00 and $15.00, respectively) of such warrants.

MR. RANDOLPH S. HEIDMANN

        On August 12, 1998, the Company loaned Mr. Heidmann the sum of $3,500. The loan, which bears interest at the lowest rate permitted, matured on October 1, 1998 and currently remains outstanding. If the parties mutually agree in the future, the loan may be utilized as partial payment to acquire certain proprietary technology under development by Mr. Heidmann. The technology in question relates to a new design of a power supply which may be used with the Company's EDI water treatment product.

        In January, 1999, the Company loaned Mr. Heidmann an additional $5,000 for the purposes set forth above and is in the process of negotiating a more definitive arrangement relating to the referenced acquisition.

MR. PANNING

        On August 14, 1997, Mr. Panning received 50,000 shares of Common Stock, valued at $2.00 per share, as part of an initial issuance of shares to the investors of EDI Components, in accordance with the terms of the License Termination Agreement between the Company and EDI Components. Mr. Panning was the founder, the President and a principal shareholder of EDI Components.

        Also on August 14, 1997, pursuant to the terms of a five-year Employment Agreement entered into with the Company, Mr. Panning was granted 125,000 ten-years warrants to purchase Common Stock at the below fair market value of $0.28125 per share. See "Remuneration - Employment Agreement." The warrants are exercisable in increments of 25,000 each year on a cumulative basis.

        Concurrent with the execution of the above employment agreement, Mr. Panning was named to the Company's Board of Directors.

        On August 22, 1997, Mr. Panning exercised his right to purchase 50,000 shares of the Company's Common Stock at $0.50 per share. Mr. Panning issued a full recourse promissory note for the $25,000 purchase price, secured by the shares, payable once the Company has reimbursed Mr. Panning for wages he deferred while employed by EDI Components. Of the warrants exercised, 40,000 had been issued pursuant to the July, 1992 license arrangement between the Company and EDI Components whereby the Company issued warrants to all investors in EDI Components in conjunction with their capital investment in that entity. The balance of 10,000 warrants exercised had been issued to Mr. Panning in February, 1993 as a bonus for services rendered to the Company.

         On March 25, 1998, Mr. Panning was granted 250,000 ten-year warrants to purchase Common Stock at $1.125 per share. Such warrants are exercisable in annual increments of 50,000, commencing on the grant date, to vest over a five-year period; provided, however, that Mr. Panning is employed by the Company on the exercise date.

WYATT TECHNOLOGY CORPORATION

        The Company issued 2,100,000 shares of Common Stock to Wyatt Technology Corporation pursuant to a Technology Transfer Agreement entered into on October 25, 1997. On March 5, 1998, Wyatt Technology Corporation sold, in private transactions at $1.00 per share, 100,000 shares of such Common Stock to Mr. Anthony Frank and 50,000 to Mr. William F. Farnam, a principal shareholder and a Director of the Company, respectively. The Company has sued Wyatt Technology Corporation and Wyatt Technology Corporation has counter-sued the Company in connection with such Technology Transfer Agreement.

MISCELLANEOUS

        The Company's Board of Directors has adopted a policy that no transaction between the Company and any officer, director, employee or members of their family shall be entered into without the full disclosure of such transaction to and the approval of such transaction by the non-interested members of the Board of Directors. Furthermore, no agreements will be entered into regarding royalties, distributorships, supply agreements, sales agreements, the borrowing of money or the sale or granting of securities or options or the leasing or buying of property by the Company (exclusive of routine supply or sales agreements not exceeding $25,000), or any other type of contract over three months or $50,000 without the approval of the Board of Directors.

                  PROPOSAL TO ADOPT THE 1999 STOCK OPTION PLAN

GENERAL

        The 1999 Stock Option Plan, as amended, (the "Plan") provides for the grant of incentive stock options and non-qualified stock options. The Board of Directors approved the Plan on May 7, 1999, subject to shareholder approval.

        The Board of Directors believes that the approval of the Plan is in the best interests of the Company and its shareholders, as the ability to grant stock options is an important factor in attracting, motivating, and retaining qualified personnel essential to the success of the Company. As of the current time, the Board of Directors have not determined to grant any options or whom they may be granted to.

        At the Annual Meeting the Shareholders are being requested to:

        (i) approve the Plan and reservation of 1,000,000 shares for issuance thereunder; and

        (ii) quality the Plan for purposes of Section 162(m) and 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        In 1993, Section 162(m) was added to the Code. Section 162(m) may limit the Company's ability to deduct for United States Federal income tax purposes compensation in excess of $1,000,000 paid to each of the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year unless such compensation qualifies as "performance-based compensation." One of the requirements of "performance-based compensation" is that the shareholders of the Company approve the material terms of the Plan.

         The summary that follows is subject to the actual terms of the Plan.

SECURITIES SUBJECT TO THE PLAN

        The Plan authorizes the issuance thereunder of 1,000,000 shares of the Company's Common Stock.


TERMS AND CONDITIONS OF THE OPTIONS

        Incentive options issued to employees under the Plan expire in all instances not more than ten years after the date of grant (five years if the optionee at the time of grant owns or is considered to own more than 10% of the outstanding Common Stock). Non-qualified options issued to employees under the Plan shall expire not more than ten years from the date of grant.

        The exercise price for shares to be issued to an employee is determined on the date the option is granted by the Board of Directors or a Stock Compensation Committee appointed by the Board of Directors, but in no case may the exercise price of a non-qualified option intended to qualify as "performanced-based compensation" within the meaning of Section 162(m) of the Code be less than 100% of the fair market value (as defined in the Plan) of the Common Stock on the date of the grant. For incentive stock options, the exercise price will be not less than 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value if the optionee at the time of grant owns or is considered to own more than 10% of the outstanding Common Stock). The exercise price is payable in full in cash when the option is exercised. The exercise price may be paid, at the discretion of the Board of Directors, or the Stock Option Committee, in the form of a cashless exercise or in shares of Common Stock of the Company, provided that for Incentive Options, the right to make payment in stock must be set forth in the original grant of the option. Further in the discretion of the Board of Directors, loans may be made, secured by shares equal to the value of the loan, may be made to pay the exercise price and any income taxes related to the exercise. Upon the exercise of an option, an optionee may be required to pay an amount equal to any applicable Federal, state and local withholding taxes.

        Options granted under the Plan are not transferable or assignable other than by will or the laws of descent and distribution. However, an optionee may transfer non-qualified stock options to a trust controlled by the optionee for estate planning purposes. Upon termination of an optionee's employment or rendering services to the Company, or the death or disability (as defined) of the optionee, the option may be exercised to the extent provided for in the option agreement or as the Board of Directors otherwise provides. These and other terms and conditions of the options are set forth in a Stock Option Agreement to be executed by each employee at the time an option is granted to such employee or at the time an option is amended.

DURATION OF THE PLAN

        Options can be granted under the Plan through May 6, 2009. The Board of Directors is empowered to terminate the granting of options under the Plan at an earlier date or to amend or otherwise modify the Plan. Except for adjustments made necessary by changes in the Company's Common Stock, the Board of Directors may not increase the total number of shares to be offered under the Plan without shareholder approval.

ADMINISTRATION OF THE PLAN

        The Board of Directors or the Compensation Committee, if any, may, subject to the provisions of the Plan, grant to amend options thereunder, establish rules and regulations which it may deem appropriate for the proper administration of the Plan, and interpret and make determinations under the Plan.

ELIGIBILITY

        The persons eligible to receive incentive options under the Plan are employees of the Company, or any parent or subsidiary of the Company. Non-qualified stock options may be granted to employees, consultants and advisors of the Company or any parent or subsidiary of the Company. An employee who is also a member of the Board of Directors of the Company may be granted options under the Plan. For incentive stock options, no optionee may be granted incentive stock options to purchase more than $100,000 (as of the date of grant) of options that the optionee can first exercise in any one year. Further, options in any one year may not be granted to an optionee in excess of 80% of the shares that may still be issued under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

        Non-qualified Stock Options. Generally, no income will be recognized by an optionee at the time a non-qualified stock option is granted. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, unless the recipient is subject to the provisions of Section 16(b) ("Section 16(b)") of the Securities Exchange Act of 1934 (the option holder is an officer, director or more than 10% shareholder). In such a case, ordinary income will be recognized at such time as a sale of the shares at a profit would not subject the optionee to suit under
Section 16(b) and will be recognized in an amount equal to the excess of the fair market value of the shares on such date over the exercise price. The optionee may, however, make an election under Section 83(b) of the Code to recognize ordinary income at the time of exercise as if the provisions of
Section 16(b) did not apply. The Company will be entitled to a deduction for Federal income tax purposes, generally in the year and in the same amount as the optionee is considered to have recognized ordinary income in connection with the exercise of a non-qualified stock option, provided that the Company makes provision for withholding of income taxes, where applicable.

        An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-qualified stock option in an amount equal to the difference between the amount realized and the tax basis of such shares, which basis will equal the option price paid, plus the amount included in the employee's income by reason of the exercise of the option. Provided such shares are held as a capital asset, such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

        The Company has the right to deduct from an optionee's other compensation any sums required by Federal, state or local tax laws to be withheld with respect to the exercise of any non-qualified stock option from sums owing to the person exercising the option or, in the alternative, may require the person exercising the option to pay such sums to the Company prior to or in connection with such exercise.

        Incentive Stock Options. The Company believes that incentive stock options granted under the Plan will qualify as incentive stock options within the purview of Section 422 of the Code. The following is a summary of the principal Federal income tax aspects of incentive stock options.

        For ordinary income tax purposes, no income will be recognized by an optionee at the time the incentive stock option is granted, and no ordinary income will be recognized by an optionee upon his exercise of the option. If the optionee makes no premature disposition of the shares received upon exercise of the option, he will recognize long-term capital gain or loss when he disposes of the shares and such gain or loss will be measured by the difference between the option price and the amount realized for the shares at the time of disposition. For this purpose a disposition is premature if it occurs within two years after the option is granted, or within one year after the option is exercised.

        If the optionee makes a premature disposition of shares acquired upon exercise of an incentive option, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the option price is exceeded by the lesser of the fair market value of the shares on the date the option was exercised or the amount realized from such disposition. Any gain in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

        The Company will not be allowed a deduction for Federal income tax purposes at the time of exercise of an incentive stock option. At the time of any disqualifying disposition by an optionee, the Company will generally be entitled to a deduction to the extent that the optionee recognizes ordinary income.

        Upon exercise of an incentive stock option, the excess of the fair market value of the stock over the option prices constitutes an item of tax preferences for purposes of the alternative minimum tax. Whether an optionee will be subject to the alternative minimum tax will depend upon his individual tax circumstances.

Vote Required And Board Of Directors' Recommendation

        To approve the adoption of 1999 Stock Option Plan for purposes of Sections 162(m) and 422 of the Code, assuming a quorum is present, the affirmative vote of a majority of the shareholders represented and voting at the meeting is required, provided that the shares voting affirmatively also must constitute a majority of the required quorum.

        The Board of Directors believes that the Plan is in the best interest of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1999 STOCK OPTION PLAN.

APPROVAL OF AGREEMENT WITH HARRY O'HARE

        On October 18, 1998, the Company and Mr. Harry M. O'Hare, Sr. entered into an Agreement and Mutual Release. Mr. O'Hare is the founder of the Company and the inventor of the electrodeionization technology used in the Company' s primary product. He currently is the owner of 83,983 shares of Class B Common Stock (100%), which has eight votes per share; 2,500 shares of Common Stock, which has one vote per share; and 931,629 shares of Convertible Preferred Stock, which has one vote per share. Mr. O'Hare controls 8.3% of the voting power of all classes of outstanding stock. Mr. O'Hare has not been an officer, director or employee of the Company for over the last eight years.

THE AGREEMENT

        The Agreement provides that Mr. O'Hare shall transfer to the Company all of his 931,629 shares of Convertible Preferred Stock, 31,205 shares of his Class B Common Stock and 2,500 shares of his Common Stock currently pledged to the Company to secure payment of $9,105 he owes to the Company. In consideration of the transfer of such shares Mr. O'Hare has agreed to waive any claims he may have to any royalties for technology the Company is using and the Company is to deposit, upon the closing of the transfer of the shares, $1,000 per month in a special account until the earlier of the 120th such payment or the death of Mr. O'Hare, although the Company can continue, in its discretion, payments after Mr. O'Hare's death. The funds in such special account are to be accessible only by Mr. O'Hare's wife, or if she predeceases him or is no longer married to him, by a person selected by the Company;

        the Company shall issue to Mr. O'Hare's wife a warrant for 10,000 shares of Common Stock, exercisable for 10 years, unless extended by the Company and exercisable at the closing bid price on the date of the closing. On May 26, 1999, the closing bid price of the Common Stock on the Electronic Bulletin Board was $0.50 per share; and

the Company is to cancel $9,105 indebtedness owed by Mr. O'Hare to the Company.

        Mr. O'Hare has also agreed that he will not in any way involve himself with the Company or its officers and directors, request any other payments from the Company or request any modification of the Agreement.

        Finally, the Agreement provides for a full mutual release of any and all claims between the Company and Mr. O'Hare.

CALIFORNIA COMMISSIONER OF CORPORATIONS

In order to comply with conditions imposed by the California Commissioner of Corporations (the "Commissioner"), in connection with the public offering of units by the Company June, 1987, Mr. O'Hare, and his former late wife agreed that until such conditions are lifted by order of the Commissioner, all the shares of Class B Common Stock and Convertible Preferred Stock held by them (except for 107,848 shares of Convertible Preferred Stock issued in July, 1988 to Mr. O'Hare) and any Common Stock received upon conversion of the Class B Common Stock and Convertible

Preferred Stock, will be subject to the following conditions (which are referenced in a legend on the certificates for such shares):

        o such shares will not participate in dividends, other than stock dividends

        o such shares will not participate in any distribution of assets in the event of liquidation; and

        o such shares may not be transferred without prior consent of the Commissioner except for transfer pursuant to order or process of the court.

The issuance of an order lifting such conditions is in the sole discretion of the Commissioner. However, under the Commissioner's Rules, such an order will generally be issued when the Company has demonstrated a satisfactory earnings record, as defined in such Rules, and the Company understands that in practice such an order will also be issued in the event of a merger, consolidation, or liquidation in which the holders of the Common Stock have received a satisfactory return on such shares.

        In order to close the transactions contemplated by the Agreement, Mr. O'Hare needs an order from the Commissioner removing the conditions. The Company and Mr. O'Hare are to prepare an application to seek such an order. The closing of the transactions will take place after any such order is issued by the Commissioner. However, no assurances can be given that any such order will be issued or a closing will take place.

        One of the reasons for requesting that the shareholders, exclusive of Mr. O'Hare, approve the Agreement is to improve the chances of obtaining an order from the Commissioner.

RELATED TRANSACTIONS

        As part of the Agreement, Mr. O'Hare is to transfer 4,106 shares of Class B Common Stock to John Malec in satisfaction of a $14,371 default judgment, plus interests, and is to transfer 48,572 shares of Class B Common Stock to Dr. Paul Ovando in cancellation of an approximately $75,000 default judgment, plus interest. Upon such transfers, which also requires the consent of the Commissioner, the Class B Common Stock will automatically convert into Common Stock, with one vote per share. The Company has also agreed to include the shares transferred to Mr. Malec and Dr. Ovando for resale in the next registration statement filed by the Company

BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AGREEMENT

        The Agreement was negotiated between Mr. O'Hare and the Company and its attorneys and was reviewed, commented upon and approved unanimously by the Board of Directors. No member of the Board of Directors has any relationship with Mr. O' Hare. Ronald O'Hare, Mr. O'Hare's son, is currently employed by the Company and was formerly an officer and director of the Company.

        The Board of Directors believes that the Agreement is in the best interests of the Company since

        o it will settle any and all outstanding claims for royalties and compensation by Mr. O'Hare and any other claims;

        o it will eliminate the outstanding Class B Common Stock which has eight votes per share and, thus the disproportionate voting power Mr. O'Hare currently has;

        o it will provide Mr. O'Hare's family with a modest monthly retirement payment in light of the fact that Mr. O'Hare founded the Company and is the inventor of the electrodeionization technology; and

        o    it will settle a $9,015 debt owed by Mr. O'Hare to the Company.

        IN LIGHT OF THE ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AGREEMENT WITH MR. O'HARE.

VOTE REQUIRED

        The Board of Directors believes that it has the power to approve the Agreement without a vote of the shareholders but has nevertheless decided to submit the Agreement to the shareholders for their approval. The vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is required to approve the Agreement, provided that the shares voting affirmatively also must constitute a majority of the required quorum and, provided a quorum is present. However, for the purpose of determining such majority, Mr. O'Hare's shares shall be disregarded.

                              INDEPENDENT AUDITORS

        Kelly & Company has been selected as independent auditors for the Company for the current fiscal year. Kelly & Company does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in Kelly & Company.

        The Board of Directors of the Company has approved Kelly & Company as its independent auditors. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent auditors.

        Representatives of Kelly & Company will [not] be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

        On June 16, 1998, the Company retained the independent accounting firm of Kelly & Company to conduct an audit of its financial statements for the fiscal years ended October 31, 1997 and 1998. For the Company's fiscal years ended October 31, 1996 and 1997, the financial statements were subject to going concern qualifications and an uncertainty as to the outcome of certain litigation and claims, but were not otherwise qualified or modified as to audit scope, or accounting principles by Alex N. Chaplan & Associates. During the two fiscal years ended October 31, 1996 and 1997, and since October 31, 1997, there were not any disagreements with Alex N. Chaplan & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Alex N. Chaplan & Associates, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, nor were there any "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K. During the two fiscal years ended October 31, 1996 and 1997, and between October 31, 1997 and June 16, 1998, the Company did not consult with Kelly & Company on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements or any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined above).

    DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

        Any proposal relating to a proper subject which a shareholder may intend to be presented for action at the next Annual Meeting of Shareholders and to be included in the Company's proxy statement must be received by the Company no later than January 29, 2000, to be considered for inclusion in the proxy material to be disseminated by the Board in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act. Copies of such proposals should be sent to the Company's Secretary at the Company's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

                  OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
                               AT THE NEXT MEETING

        For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2000 Annual Meeting, management will be able to vote proxies in its discretion if the
Company: (1) receives notice of the proposal before the close of business on April 10, 2000, and advises shareholders in the 2000 Proxy Statement about the nature of the matter and how management intends to vote on such matters; or (2) does not receive notice of the proposal prior to the close of business on April 3, 2000. Notices of intention to present proposals at the 2000 Annual Meeting should be sent to the Company's Corporate Secretary at the Company's principal executive offices.

                                  ANNUAL REPORT

        The Company's Annual Report to Shareholders containing its financial statements for the fiscal year ended October 31, 1999, will be mailed to all shareholders of record as of May 26, 1999. The Annual Report to Shareholders does not constitute any part of this Proxy Statement. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to the Company.

              REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION

        ANY BENEFICIAL OWNER OF SECURITIES OF THE COMPANY WHOSE PROXY IS HEREBY SOLICITED MAY REQUEST AND RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUEST SHOULD BE ADDRESSED TO: ELECTROPURE, INC., 23456 SOUTH POINTE DRIVE, LAGUNA HILLS, CALIFORNIA 926053, ATTENTION: CORPORATE SECRETARY.

                                  OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.


                                           By Order of the Board of Directors


                                           /s/ CATHERINE PATTERSON
                                           -------------------------------------
                                           Catherine Patterson
                                           Secretary


Laguna Hills, California
June 2, 1999

                                ELECTROPURE, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 26, 1999.

THE UNDERSIGNED HEREBY APPOINTS FLOYD PANNING AND CATHERINE PATTERSON OR ANY OF THEM WITH FULL POWER OF SUBSTITUTION TO EACH OF THEM, AS PROXIES TO REPRESENT THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF ELECTROPURE, INC. TO BE HELD AT 10:00 A.M. PACIFIC DAYLIGHT TIME, ON JUNE 26, 1999, AT 23456 SOUTH POINTE DRIVE, LAGUNA HILLS, CALIFORNIA 92653 AND AT ANY ADJOURNMENT, THEREOF AND TO VOTE ALL SHARES OF STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT SUCH MEETING AS FOLLOWS:

(1)  ELECTION OF DIRECTORS:  [ ] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED
                                 TO CONTRARY BELOW.)

                             [ ] WITHHOLDING AUTHORITY TO VOTE FOR ALL NOMINEES
                                 LISTED BELOW

                             [ ] NAME OF INDIVIDUAL NOMINEES WITHHELD

William F. Farnam, Randall P. Frank, Randolph S. Heidmann, Arthur Lipper, III and Floyd H. Panning

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE "NAME OF INDIVIDUAL NOMINEES WITHHELD" BOX AND WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:)

     -----------------------------------------------------------------

(2)  TO APPROVE THE 1999 STOCK OPTION PLAN.

     [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

(3)  TO APPROVE THE AGREEMENT WITH MR. O'HARE.

     [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

(4) TO VOTE WITH DISCRETIONARY AUTHORITY UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                 (Continued and to be Signed on the Other Side)

                          (Continued from Reverse Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE 1999 STOCK OPTION PLAN AND FOR THE AGREEMENT WITH MR. O'HARE.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELECTROPURE, INC.

       THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT DATED MAY 26, 1999.

       DATED: ___________ , 1999,

                                             ______________________________

                                             ______________________________
                                             SIGNATURE(S) OF SHAREHOLDER(S)

       THIS PROXY SHOULD BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD BOTH SIGN. IF SIGNED BY EXECUTORS,
       ADMINISTRATORS, TRUSTEES AND OTHER PERSONS SIGNING IN REPRESENTATIVE CAPACITY SHOULD GIVE FULL TITLES.

            PLEASE COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.